UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2021, the Board of Directors (the "Board") of Cousins Properties Incorporated (the "Company") adopted the Cousins Properties Incorporated 2021 Employee Stock Purchase Plan ("ESPP"). The ESPP is effective October 26, 2021, but its qualification as an employee stock purchase plan pursuant to Section 423 of the Internal Revenue Code of 1986, as amended, is subject to approval of the ESPP by the shareholders of the Company within the 12-month period immediately following October 26, 2021. The ESPP is designed to provide employees of the Company and its participating subsidiaries with an opportunity to purchase shares of common stock in order to provide a tool to recruit and retain employees in a competitive environment.
The Company has set aside and reserved 3.0 million shares of common stock of the Company to become available under the ESPP. The foregoing description of the ESPP is not complete and is subject to and qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10(a)(xxxv) and the terms of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number	Exhibit Description

10(a)(xxxv)	Cousins Properties Incorporated 2021 Employee Stock Purchase Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and
Corporate Secretary